As filed with the Securities and Exchange Commission on May 4, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Northstar Neuroscience, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Washington	3845	91-1976637
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2401 Fourth Avenue, Suite 300

Seattle, WA 98121

(206) 728-1477

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Alan J. Levy, Ph.D.

President and Chief Executive Officer

Northstar Neuroscience, Inc.

2401 Fourth Avenue, Suite 300

Seattle, WA 98121

(206) 728-1477

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John M. Steel, Esq. Mark F. Hoffman, Esq. DLA Piper Rudnick Gray Cary US LLP 701 Fifth Avenue, Suite 7000 Seattle, WA 98104-7044 (206) 839-4800	Donald J. Murray, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, NY 10019-6092 (212) 259-8000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-132135

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	1,265,000	$15.00	$18,975,000	$2,030.33

(1)	Includes 165,000 shares that may be purchased by the underwriters to cover over-allotments, if any.
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement relates to the public offering of common stock of Northstar Neuroscience, Inc. contemplated by a Registration Statement on Form S-1 (File No. 333-132135), as amended (the “Prior Registration Statement”), and is filed solely to increase the number of shares to be offered in the public offering by 1,265,000 shares, including up to 165,000 additional shares that may be sold pursuant to the underwriters’ over-allotment option. The contents of the Prior Registration Statement, including the exhibits thereto, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, in the County of King, State of Washington, on the 4th day of May, 2006.

NORTHSTAR NEUROSCIENCE, INC.

By:	/s/ Raymond N. Calvert
Raymond N. Calvert Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan J. Levy, Ph.D.* Alan J. Levy, Ph. D.	President, Chief Executive Officer and Director (principal executive officer)	May 4, 2006

/s/ Raymond N. Calvert Raymond N. Calvert	Chief Financial Officer (principal financial and accounting officer)	May 4, 2006

/s/ Susan K. Barnes* Susan K. Barnes	Director	May 4, 2006

/s/ Wende S. Hutton* Wende S. Hutton	Director	May 4, 2006

/s/ Seth A. Rudnick, M.D.* Seth A. Rudnick, M.D.	Director	May 4, 2006

/s/ Dale A. Spencer* Dale A. Spencer	Director	May 4, 2006

/s/ Jesse I. Treu, Ph.D.* Jesse I. Treu, Ph.D.	Director	May 4, 2006

/s/ Carol D. Winslow* Carol D. Winslow	Director	May 4, 2006

*By:	/s/ Raymond N. Calvert
Raymond N. Calvert Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of DLA Piper Rudnick Gray Cary US LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper Rudnick Gray Cary US LLP (included in Exhibit 5.1)

23.3(1)	Consent of Albert J. Graf

23.4(2)	Consent of Robert E. McNamara

24.1(3)	Power of Attorney

(1)	Previously filed as Exhibit 23.3 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-132135), originally filed with the Securities and Exchange Commission on March 1, 2006, and incorporated by reference herein.

(2)	Previously filed as Exhibit 23.4 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-132135), originally filed with the Securities and Exchange Commission on March 1, 2006, and incorporated by reference herein.

(3)	Previously filed on the signature page to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-132135), originally filed with the Securities and Exchange Commission on March 1, 2006, and incorporated by reference herein.